SUB-ITEM 77K OF FORM N-CSR
                   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT



Effective December 19, 2003, Deloitte & Touche LLP ("D&T") withdrew as the independent auditors of UM Multi-Strategy Fund (the "Fund"), the sole series of UM Investment Trust (the "Trust"). At its December 22, 2003 meeting, the Trust;'s Audit Committee recommended and the Trust's Board of Trustees approved PricewaterhouseCoopers LLC as the Fund's independent auditors. D&T's report on the Fund's financial statements for the period ended December 31, 2002 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, audit scope, or accounting principals.

The Fund commenced operations on February 28, 2002. During the Fund's fiscal year ended December 31, 2002 and through the date of D&T's resignation, the Fund had (1) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to reference the subject matter of such disagreements in its report on the Fun's financial statements; and (2) there were no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities and Exchange Act of 1934, as amended.

A letter from Deloitte follows as Attachment One.

                                 ATTACHMENT ONE

         TO BE FILED AS AN EXHIBIT UNDER SUB-ITEM 77Q1(F) OF FORM N-CSR
  LETTER FROM FORMER INDEPENDENT ACCOUNTANT FURNISHED PURSUANT TO SUB-ITEM 77K


DELOITTE                                             DELOITTE & TOUCH LLP
                                                     1700 MARKET STREET
                                                     PHILADELPHIA, PA 19103-3984
                                                     USA

                                                     TEL: +1 215 246 2300
                                                     FAX: +1 215 569 2441
                                                     WWW.DELOITTE.COM

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read Sub-item 77K of UM Investment Trust's Forum N-CSR and we agree with the statements made therein.

Very truly yours,



/s/  Deloitte & Touche LLP
Deloitte & Touche LLP



cc:      Ms. Patricia A. Maleski
         Treasurer, UM Investment Trust